Exhibit 99.1 DeAnne Gabel Director - Investor Relations
Investor Update	Issue Date: June 7, 2005

This update contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2004 10-K and its other securities filings, which identify important matters such as the consequences of its significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. In addition to the foregoing risks, there can be no assurance that the company will be able to obtain the needed pay and benefit reductions from its flight attendants or that the ratified agreements and the pay and benefit reductions and work rule changes from other work groups will enable the company to achieve the cost reductions expected, which will depend, upon other matters, on timely and effective implementation of new work rules, actual productivity improvement, employee attrition, technology implementation, our level of business activity, relations with employees generally and the ultimate accuracy of certain assumptions on which our cost savings are based. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this update.

Current News
On June 1, 2005, Continental and its two wholly owned subsidiaries, Air Micronesia, Inc. and Continental Micronesia, Inc. closed a secured loan transaction in the amount of $300 million pursuant to a Credit and Guaranty Agreement and several related security agreements.

While revenue trends have been improving, with current high fuel prices and refining margins, the Company continues to expect a significant loss for the year.

Cargo, Mail and Other Revenue: Continental estimates cargo, mail and other revenue will be approximately $235 million for the second quarter 2005.

On May 19, 2005, the Company entered into an operating lease transaction agreement with a financing party pursuant to which the financing party agreed to provide operating lease financing for the next seven new Boeing model 737-800 aircraft that will be delivered to the Company between July and October 2005. By virtue of this operating lease financing commitment, the Company has secured financing for all of the new Boeing aircraft currently scheduled to be delivered to the Company through the end of 2005.

Debt and Capital Leases: Debt principal and capital lease payments for the second quarter 2005 are estimated to be approximately $115 million.

Pay and Benefit Reductions
At the end of March, Continental reached agreements on new contracts covering its pilots, mechanics, dispatchers and simulator technicians. These agreements, together with the changes to wages, work rules and benefits for US-based management and clerical, reservations, food services, airport, cargo and customer service employees and certain international employees, are expected to deliver approximately $418 million in annual cost savings when fully implemented. Continental expects to realize approximately $90 million of these savings in the second quarter of 2005 and approximately $300 million for the full year 2005.

Pension Expense and Contributions
Continental estimates its non-cash pension expense for 2005 will be approximately $235 million, which includes the first quarter curtailment charge of $43 million related to the freezing of the portion of the company's defined benefit pension plan attributable to pilots. The minimum required defined benefit pension plan contribution during 2005 is estimated to be approximately $266 million. Year-to-date Continental has contributed 12.1 million shares of ExpressJet Holdings, Inc. stock (a total contribution value of $130 million) to its pension plan.

Fuel Hedges: Continental does not currently have any fuel hedges.

Tax Sharing Agreement with ExpressJet Holdings, Inc.
Continental expects to record approximately $28 million for the full year 2005 (approximately $7 million per quarter) related to the tax-sharing agreement with ExpressJet. For more information regarding this tax-sharing agreement, please see our 2004 10-K.

Targeted Cash Balance
Continental anticipates ending the second quarter of 2005 with an unrestricted cash and short-term investments balance between $2.0 and $2.1 billion.

Mainline Advanced Bookings
Mainline advanced bookings through mid-July are a bit softer than last year but we expect load factors for all regions, except the Pacific, will be up year-over year for the second quarter as the booking curve has shifted closer in such that a larger percentage of our customers are booking closer to their travel date this year than they did last year.

Domestic second quarter load factor is expected to be up about 3.5 points yoy.

Transatlantic second quarter load factor is expected to be up about 2 points yoy.

Latin second quarter load factor is expected to be up about 4 points yoy.

Pacific second quarter load factor is expected to be down about 3 points yoy.

2005 Estimated Year-over-Year %Change
ASMs (Available Seat Miles)	2nd Qtr.(E)	Full Year(E)
Domestic Latin America Transatlantic Pacific Total Mainline Regional Consolidated	(0.5)% 0.0% 14.5% 15.5% 4.0% 16.4% 5.4%	0.5% 4.5% 17.5% 21.0% 6.2% 16.3% 7.3%

2005 Estimate
Load Factor	2nd Qtr.(E)	Full Year(E)
Continental Regional	80 - 81% 74 - 75%	80 - 81% 73 - 74%

2005 Estimate (cents)
Mainline Operating Statistics	2nd Qtr.(E)	Full Year(E)
CASM Less: Special items per ASM (a) CASM Less Special Items (b) Fuel Cost & Fuel Taxes per ASM CASM Less Fuel, Fuel Taxes & Special Items (c)	9.99 - 10.04 - 9.99 - 10.04 2.59 7.40 - 7.45	10.05 - 10.10 0.05 10.00 - 10.05 2.54 7.46 - 7.51

2005 Estimate (cents)
Consolidated Operating Statistics	2nd Qtr.(E)	Full Year(E)
CASM Less: Special items per ASM (a) CASM Less Special Items (b) Fuel Cost & Fuel Taxes per ASM CASM less Fuel, Fuel Taxes & Special Items (c)	10.82 - 10.87 - 10.82 - 10.87 2.78 8.04 - 8.09	10.87 - 10.92 0.04 10.83 - 10.88 2.72 8.11 - 8.16

Consolidated is defined as mainline plus regional.

2005 Estimate
Fuel Gallons Consumed	2ndQtr.(E)	Full Year(E)
Mainline Regional Fuel Price per Gallon (including fuel taxes)	342 Million 75 Million $1.70	1,375 Million 298 Million $1.66

2005 Estimated Amounts ($Millions)
Selected Expense Amounts	2nd Qtr.(E)	Full Year(E)
Aircraft Rent Landing Fees & Other Rentals Depreciation & Amortization Net Interest Expense	$229 $180 $98 $83	$931 $724 $393 $334

Continental Airlines, Inc. Tax Computation
Due to accumulated losses, Continental has stopped recording income tax benefit on current and future book losses.

Cash Capital Expenditures	2005 Estimate ($Millions)
Fleet Related Non-Fleet Rotable Parts & Capitalized Interest Total Net Purchase Deposits Total Cash Capital Expenditures	$45 135 40 $220 (20) $200

EPS Estimated Share Count
Share count estimates for calculating basic and diluted earnings per share at different income levels are as follows:

Second Quarter 2005 (Millions)
Quarterly	Number of Shares
Earnings Level	Basic	Diluted	Interest Addback
Over $69 Between $36 - $69 Between $18 - $36 Under $18 Net Loss	66.8 66.8 66.8 66.8 66.8	85.2 81.1 76.1 67.4 66.8	$8.5 $4.8 $2.3 -- --

Full Year 2005 (Millions)
Year-to-Date	Number of Shares
Earnings Level	Basic	Diluted	Interest Addback
Over $189 Between $97 - $189 Between $48 - $97 Under $48 Net Loss	66.9 66.9 66.9 66.9 66.9	85.5 81.4 76.4 67.6 66.9	$23.1 $12.9 $6.1 -- --

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual EPS calculation will likely be different from those set forth above.

Reconciliation of GAAP to Non-GAAP Financial Information
(millions except CASM data)

Mainline	2nd Qtr. Range(E)		Full Year Range(E)
Operating Expenses - GAAP	$ 2,239	$ 2,250	$ 9,037	$ 9,082
Items Excluded
Special Items (a)	-	-	(43)	(43)
Operating Expenses - Non-GAAP	$ 2,239	$ 2,250	$ 8,994	$ 9,039

Aircraft Fuel & Related Taxes	(581)	(581)	(2,283)	(2,283)
Operating Expenses - Non GAAP	$ 1,658	$ 1,669	$ 6,712	$ 6,757

ASMs (millions)	22,415	22,415	89,920	89,920

CASM-GAAP (cents)	9.99	10.04	10.05	10.10
CASM Excluding Special Items (cents) (b)	9.99	10.04	10.00	10.05
Fuel Cost & Related Taxes per ASM	2.59	2.59	2.54	2.54
CASM Excluding Fuel & Related Taxes - Non-GAAP (cents) (c)	7.40	7.45	7.46	7.51

Consolidated (Mainline plus Regional)	2nd Qtr. Range(E)		Full Year Range(E)
Operating Expenses - GAAP	$ 2,753	$ 2,766	$ 11,091	$ 11,142
Items Excluded
Special Items (a)	-	-	(43)	(43)
Operating Expenses - Non-GAAP	$ 2,753	$ 2,766	$ 11,048	$ 11,099

Aircraft Fuel & Related Taxes	(709)	(709)	(2,777)	(2,777)
Operating Expenses - Non GAAP	$ 2,044	$ 2,057	$ 8,271	$ 8,322

ASMs (millions)	25,444	25,444	102,030	102,030

CASM-Non-GAAP (cents)	10.82	10.87	10.87	10.92
CASM Excluding Special Items (cents) (b)	10.82	10.87	10.83	10.88
Fuel Cost & Related Taxes per ASM	2.78	2.78	2.72	2.72
CASM Excluding Fuel & Related Fuel Taxes - Non-GAAP (cents) (c)	8.04	8.09	8.11	8.16

(a) Special items include a $43 million curtailment charge related to freezing the pilots' portion of the company's defined benefit pension plan.

(b) These financial measures provide management and investors the ability to measure and monitor Continental's performance on a consistent basis.

(c) Cost per available seat mile excluding fuel, related taxes and special items is computed by multiplying fuel price per gallon, including fuel taxes, by fuel gallons consumed and subtracting that amount from operating expenses then dividing by available seat miles. This statistic provides management and investors the ability to measure and monitor Continental's cost performance absent special items and fuel price volatility. Both the cost and availability of fuel are subject to many economic and political factors and therefore are beyond our control.